Exhibit 21  List of Subsidiaries

      The subsidiaries of Barnwell Industries, Inc., at September 30, 1998 were:

                                                  Percentage    Jurisdiction of
Name of Subsidiary                               of Ownership    Incorporation
                                                 ------------   ---------------

Barnwell of Canada, Limited                           100%      Delaware
Barnwell Hawaiian Properties, Inc.                    100%      Delaware
Water Resources International, Inc.                   100%      Delaware
Barnwell Management Co., Inc.                         100%      Delaware
Barnwell Shallow Oil, Inc.                            100%      Delaware
Barnwell Geothermal Corporation                       100%      Delaware
Barnwell Mining Co.                                   100%      Delaware
Barnwell Overseas, Inc.                               100%      Delaware
Geothermal Exploration and Development Corp.          100%      Delaware
Victoria Properties, Inc.                             100%      Delaware
Barnwell Financial Corporation                        100%      Delaware
NDTX, Inc.                                            100%      Delaware
Barnwell Investment Corporation                       100%      Hawaii
Barnwell Kona Corporation                             100%      Hawaii
WRI Properties, Inc.                                  100%      Hawaii
Barnwell Israel, Ltd.                                 100%      Israel
Barnwell Oil & Gas, Ltd.                              100%      Israel
Bill Robbins Drilling, Ltd.                           100%      Alberta, Canada
Gypsy Petroleums Ltd.                                 100%      Alberta, Canada
Dartmouth Petroleum, Ltd.                             100%      Alberta, Canada
J.H. Wilson Associates, Ltd.                          100%      Alberta, Canada